Exhibit 10.4d

EXECUTION VERSION

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT NO. COMPX

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT NO. COMPX (this “Amendment”), dated as of March 25, 2011, amends and provides Lender’s consent under the Loan and Security Agreement No. Compx, dated as of December 17, 2010 (as amended, supplemented, restated or modified from time to time, the “ATEL Loan Agreement”), between COMPLETE GENOMICS, INC., a Delaware corporation (“Borrower”), and ATEL VENTURES, INC., a California corporation (“Lender”). Capitalized terms used herein but not defined herein have the meanings given in the ATEL Loan Agreement and the rules of interpretation set forth therein shall apply hereto. Unless otherwise noted, all section references used herein are to provisions of the ATEL Loan Agreement.

RECITALS

A. Borrower is entering into a Loan and Security Agreement with Oxford Finance Corporation (“Oxford”) dated the date hereof in substantially the form attached hereto as Exhibit A (the “Oxford Loan Agreement”) in order to, among other things, pay off in full the Indebtedness of Borrower owed to Comerica Bank (“Comerica”) under that certain Loan and Security Agreement dated December 17, 2010 between Borrower and Comerica (the “Comerica Loan Agreement”).

B. Borrower requests approval of Lender under the ATEL Loan Agreement to (a) execute, deliver and perform the terms and conditions of the Oxford Loan Agreement and all documents related thereto (the “Oxford Documents”) and (b) pay off all Indebtedness owed to Comerica pursuant to the Comerica Loan Agreement.

NOW, THEREFORE, it is agreed by Borrower and Lender as follows:

1.	Consents and Agreements

a. Lender hereby (a) consents to Borrower entering into the Oxford Documents and performing its obligations thereunder, and (b) agrees that the Indebtedness under the Oxford Loan Agreement shall be considered “Permitted Indebtedness” under the ATEL Loan Agreement and that the Liens securing the Oxford Loan Agreement shall be considered “Permitted Liens” under the ATEL Loan Agreement; and

b. Lender hereby consents pursuant to Section 7.4 of the ATEL Loan Agreement to Borrower prepaying in full the Indebtedness owed to Comerica under the Comerica Loan Agreement.

2.	Amendments. The ATEL Loan Agreement is amended as follows:

a.	Section 1.

i.	The definition “Bank” is hereby deleted in its entirety and replaced with the following in correct alphabetical order:

“Oxford” means Oxford Finance Corporation, a Delaware corporation.

ii.	The definition “Bank Agreement” is hereby deleted in its entirety and replaced with the following in correct alphabetical order:

“Oxford Loan Agreement” means that certain Loan and Security Agreement between Borrower and Oxford dated as of March 25, 2011 (as the same may be amended, restated or modified from time to time).

iii.	The definition “Bank Collateral” is hereby deleted in its entirety and replaced with the following in correct alphabetical order:

“Oxford Collateral” means the collateral securing the Oxford Indebtedness.

iv.	The definition “Bank Indebtedness” is hereby deleted in its entirety and replaced with the following in correct alphabetical order:

“Oxford Indebtedness” means Indebtedness owing from Borrower to Oxford in the aggregate original principal amount of Twenty Million Dollars ($20,000,000) pursuant to the Oxford Loan Agreement.

v.	The definition “Collateral” is hereby amended as follows:

1.	The reference to “Bank” in clause (i) is hereby deleted and replaced with “Oxford”.

vi.	The definition “Designated Deposit Account” is hereby deleted in its entirety and replaced with the following:

“Designated Deposit Account” means account number 33-00497905 maintained with Silicon Valley Bank or another account designated in writing to Lender from time to time held at another financial institution reasonably satisfactory to Lender.

vii.	Subsection (d) of the definition “Permitted Indebtedness” is hereby deleted in its entirety and replaced with the following:

(d) the Oxford Indebtedness;

viii.	Subsection (b) of the definition “Permitted Investment” is hereby amended as follows:

1.	Subsection (b), clause (iii) is hereby deleted in its entirety and replaced with the following:

(iii) Certificates of deposit at a financial institution reasonably satisfactory to Lender maturing no more than one year from the date of investment therein, and

2.	Subsection (b), clause (iv) is hereby deleted in its entirety and replaced with the following:

(iv) money market accounts at a financial institution reasonably agreeable to Lender;

3.	Subsection (h) is hereby amended by deleting “and” at the end of the subsection.

4.	Subsection (i) is hereby amended by deleting the “.” at the end of the subsection and replacing it with: “; and”

5.	Subsection (j) is hereby inserted as follows:

(j) Investments in accordance with the Borrower’s investment policy as in effect on March 25, 2011, as the same may be immaterially amended from time to time.

ix.	The definition “Permitted Liens” is hereby amended as follows:

1.	Subsection (a) is hereby amended by deleting the parenthetical therein and replacing such parenthetical with the following: “(excluding Liens to be satisfied with the proceeds of the Oxford credit facility)”.

2.	Subsection (c), clause (i) is hereby amended by deleting the parenthetical “(other than the Collateral and Equipment financed by an Equipment Advance by Bank)”.

3.	Subsection (e) is hereby amended by deleting it in its entirety and replacing it with the following:

(e) Liens securing the Oxford Indebtedness.

b.	Section 7.7.

i.	Section 7.7 is hereby deleted in its entirety and replaced with the following:

“Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments, or maintain or invest any of its property with a Person other than a banking institution permitted under the Oxford Loan Agreement (as long as the Oxford Indebtedness is outstanding) or permit any Subsidiary to do so unless such Person has entered into a control agreement with Oxford (as long as the Oxford Indebtedness is outstanding), in form and substance satisfactory to Oxford, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.”

c.	Section 8.11.

i.	Section 8.11 is hereby deleted in its entirety and replaced with the following:

“Oxford Default. If an Event of Default occurs under the Oxford Loan Agreement which remains uncured and un-waived; provided that any subsequent cure or waiver of such Event of Default shall be deemed to be a cure or waiver for purposes of a cross default hereunder unless Lender has already commenced its right or remedies hereunder.”

d.	Section 12.

i.	Section 12.1(a) is hereby amended by deleting “Except as otherwise provided in the Comerica Documents” and replacing said language with “Except as otherwise provided in the Loan Documents”.

ii.	Section 12.5 is hereby amended by deleting “OR THE OTHER COMERICA DOCUMENTS” and replacing said language with “OR THE OTHER LOAN DOCUMENTS”.

e.	Exhibit D.

i.	Exhibit D is hereby amended by deleting the reference to “Total amount of Borrower’s cash and investments maintained with Bank” in the first column of Reporting Covenants and replacing it with the following:

“Total amount of Borrower’s cash and investments maintained with Comerica Bank or any other financial institution permitted under the Agreement.”

3.	Representations and Warranties. Borrower represents and warrants to Lender as follows:

a.	Each of the representations and warranties contained in Article 5 of the ATEL Loan Agreement is true and correct in all material respects as though made on and as of the date hereof, other than such representations or warranties that, by their terms, refer solely to a specific date, in which case, such representations and warranties were true on such specific date.

b.	No Event of Default currently exists.

c.	Borrower shall use part of the proceeds of the first advance under the Oxford Loan Agreement on the day such advance is made to pay off in full all Indebtedness owed to Comerica under the Comerica Loan Agreement.

d.	Borrower shall take such other action as Lender may reasonably request in connection with the execution of the Oxford Loan Agreement and the termination of the Comerica Loan Agreement, including termination of all UCC-1 financial statements of Comerica.

4.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflict of law.

5.	Counterparts. This Amendment may be executed in multiple originals and by counterpart.

6.	Scope of this Amendment. This Amendment applies only to the matters explicitly addressed herein and no other execution, amendment, modification or termination of any term of the Loan Agreement is authorized hereby. Except as specifically provided in this Amendment, the provisions of the Loan Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their officers duly authorized as of the date first set forth above.

COMPLETE GENOMICS, INC.		ATEL VENTURES, INC.

By:	/s/ Ajay Bansal	By:	/s/ Paritosh K. Choksi
	Name: Ajay Bansal		Name: Paritosh K. Choksi
	Title: Chief Financial Officer		Title: Executive Vice President

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